EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 26, 2004 in the Registration Statement on Form SB-2 of Aegis Assessments, Inc.

/s/ Hein & Associates, LLP
Phoenix, Arizona
March 31, 2006